SECURITIES AND EXCHANGE COMMISSION

                            Washington,  DC  20549

                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


                                JANUARY 6, 1997
                      -----------------------------------
                                Date of Report
                       (Date of earliest event reported)


                  INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Nevada                     33-19584                 23-2582701
---------------------------    ----------------------    ----------------------
   (State of Incorporation)     (Commission File No.)  (IRS Employer Ident. No.)

                              103 GUADALUPE DRIVE
                              CIBOLO, TEXAS 78108
                ----------------------------------------------
                   (Address of principal executive offices)


                                  210-659-8450
                     -------------------------------------
                        (Registrant's telephone number)




















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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

Per an "Agreement" dated December 24, 1996 International Cryogenic Systems Corporation (ICSC") agreed to invest in Rotary Power International, Inc. ("RPI") the sum of one million dollars ($1,000,000) in exchange for two million shares (2,000,000) of RPI common stock. The $1,000,000 investment by ICSC is secured and subject to the following conditions per the "Agreement".

  ICSC has been invoiced (No. 122396) for $1,000,000 by RPI for certain good inventory, serviceable by ICSC, and other tangible assets valued in excess of $1,000,000, all to be delivered by February 1, 1997. And, all supported by UCC Forms filed with the State. The invoice is to be canceled upon fulfillment of the following two conditions per the "Agreement".

  If there is no equal matching funds of $1,000,000 and/or RPI Board of Directors do not approve the stock purchase and merger agreement with ICSC by January 30, 1997.

  ICSC will have the first right to purchase (per invoice) RPI's interest in Mars-Trans Affiliates LLC and all RPI engines (Masda, RPI and RMI) and related engine parts and supplies for the aforesaid sum of $1,000,000.

Concurrent with the investment, ICSC and RPI have agreed in principal to merge the two companies in a stock for stock acquisition, whereby RPI would become a wholly owned subsidiary of ICSC. Upon completion of a definitive transaction agreement and approval by the companies Board of Directors and stockholders, each shareholder of RPI will receive (.363) shares of ICSC common stock. The stock for stock transaction will result in ICSC issuing a fixed total number of (1,516,196) shares of common stock for all the issued and outstanding shares of RPI common stock at the time of closing and execution of the stock purchase and merger agreement. January 1, 1997 will be the effective closing date of the stock purchase and merger agreement for consolidated accounting and financial reporting purposes.

It is understood and agreed that RPI Board of Directors will use their best efforts to approve the execution of the stock purchase and merger agreement with ICSC.
Nine major shareholders of RPI representing over 1,800,000 RPI shares have agreed to vote their shares in favor of the merger.

Francis L. Simola, President and CEO of ICSC, has been elected to the Board of Directors of RPI effective December 24, 1996.


















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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   January 6, 1997


                    INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION


                    /s/Francis L. Simola
                    ---------------------
                    FRANCIS L. SIMOLA
                    PRESIDENT/CEO











































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